UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This is Amendment No. 1 to the Current Report on Form 8-K filed by ProPhase Labs, Inc. on June 26, 2025 (“Original Form 8-K”). The Amendment No. 1 is being filed solely to include the material definitive agreements referenced in Item 1.01 of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2025, ProPhase Labs, Inc. (the “Company”) entered into two identical loan agreements (the “Loan Agreements”) with Ted Karkus, the Company’s Chief Executive Officer and the Chairman of the Board of Directors, and a second unaffiliated investor. For Mr. Karkus, the Loan Agreement constitutes a related party transaction under Item 404(a) of Regulation S-K.

The material terms of the loan are a non-convertible loan in the amount of $500,000, with a 20% original issue discount. The loan bears interest at an annual rate of 10% and matures twelve (12) months from the execution date. The Company will pay Mr. Karkus a $10,000 non-accountable expense and legal reimbursement. The loan is secured by the Company but subordinate to other potential lenders up to $6,000,000 and may be prepaid by the Company at any time without penalty. In connection with the Loan Agreement, the Company also issued 500,000 unvested warrants to purchase shares of the Company’s common stock. Such warrants do not vest until a future shareholders’ approval of an increase in the Company’s authorized shares of common stock (the “Unvested Warrants”). The Unvested Warrants have an exercise price of $0.60.

The terms of the loan were reviewed and approved by the Audit Committee of the Board of Directors in accordance with the Company’s related-party transaction policy.

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated herein by reference. The issuance of the Unvested Warrant was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Lender represented to the Company that it is an accredited investor within the meaning of Rule 501 under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Loan Agreement, dated June 22, 2025, by and between ProPhase Labs, Inc. and Ted Karkus

99.2	Loan Agreement, dated June 22, 2025, by and between ProPhase Labs, Inc. and unaffiliated investor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: June 27, 2025